Exhibit 10.25

JOINDER AGREEMENT AND

FIRST AMENDMENT TO PLAIN ENGLISH GROWTH CAPITAL

LOAN AND SECURITY AGREEMENT

This Joinder Agreement and First Amendment to Plain English Growth Capital Loan and Security Agreement (this “Agreement”) is made and entered into as of September 22, 2010, by and among GEVO DEVELOPMENT, LLC (“Devco”), AGRI-ENERGY, LLC, a Minnesota limited liability company (“Opco”), and TRIPLEPOINT CAPITAL LLC (“TriplePoint”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Agreement (as defined below).

RECITALS

A. Devco and TriplePoint have entered into that certain Plain English Growth Capital Loan and Security Agreement dated as of August 5, 2010 (including all annexes, exhibits and schedules thereto, and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which TriplePoint is providing loans and other financial accommodations to or for the benefit of Devco upon the terms and conditions contained therein.

B. The Loan Agreement requires that upon consummation of the Agri-Energy Acquisitions, Opco will become a party to the Loan Agreement as a borrower, will become jointly and severally liable with the other borrowers for payment of all Secured Obligations under the Loan Agreement and will grant to TriplePoint a Lien in all of Opco’s Collateral.

C. The Agri-Energy Acquisitions have been consummated and Devco, Opco and TriplePoint have agreed to (i) join Opco as a borrower under the Loan Agreement, the Promissory Notes and the other Loan Documents, and (ii) make certain amendments to the Loan Agreement.

NOW, THEREFORE, in consideration of the premises and of the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Joinder to Loan Agreement. Upon the satisfaction of the conditions in Section 5 below, Opco hereby becomes a party to the Loan Agreement as a borrower thereunder with the same force and effect as if originally named therein as a borrower and, without limiting the generality of the foregoing, hereby expressly assume all obligations and liabilities of a borrower thereunder. Opco hereby agrees to be bound by all of the terms and provisions of the Loan Agreement and the other Loan Documents, which are incorporated herein by reference as fully as though set forth herein verbatim. Each reference to “You” or “borrower” in the Loan Agreement and in any other Loan Document shall be deemed to include Opco. Opco agrees to be jointly and severally liable with the other borrowers under the Loan Agreement for payment of all Secured Obligations thereunder and hereby grants TriplePoint a Lien in all its rights, title and interest in the Collateral, whether now owned or hereafter acquired and wherever located, to secure the Secured Obligations pursuant to Section 8 of the Loan Agreement, and joins the cross-guaranty pursuant to Section 17 of the Loan Agreement.

2. Amendment to Loan Agreement. Devco, Opco and TriplePoint hereby agree that the Schedules to the Loan Agreement for each of Devco and Opco are hereby amended, restated and replaced with the updated Schedules attached as Exhibit A hereto.

3. Representations and Warranties. Each of Devco and Opco hereby represents and warrants to TriplePoint that each of the representations and warranties contained in Section 11 of the Loan Agreement is true and correct as of the date hereof and after giving effect to this Agreement and updating the Schedules to the Loan Agreement with the Schedules attached hereto as Exhibit A.

4. Conditions to Advances to Opco. Opco hereby acknowledges that TriplePoint’s obligation to fund any Advance to Opco under the Loan Agreement and this Agreement is subject to delivery of all of the following documents to TriplePoint:

(a) the Amended and Restated Promissory Note duly executed by Opco;

(b) the executed Certificate of Perfection of Opco, in substantially the form attached as Exhibit C to the Loan Agreement;

(c) officer’s certificate of incumbency and authority for Opco;

(d) a copy of resolutions of Opco’s board of governors or similar governing body approving this Agreement, the Loan Agreement and the other Loan Documents certified by an officer of Opco;

(e) a certified copy of the Articles of Organization and the Third Amended and Restated Operating Agreement for Opco, as amended through the date hereof, certified by an officer of Opco;

(f) a certificate of good standing from the State of Minnesota, and similar certificates from all other jurisdictions where Opco does business and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect;

(g) a written opinion of Opco’s legal counsel, addressed to TriplePoint and dated on the date hereof, covering such matters relating to Opco and the Loan Documents as TriplePoint shall reasonably request;

(h) the other documents, certificates and other information required under Section 5 of the Loan Agreement.

5. Conditions to Effectiveness. The satisfaction of the following shall constitute conditions precedent to the effectiveness of this Agreement:

(a) receipt by TriplePoint of this Agreement duly executed by the parties hereto; and

(b) receipt by TriplePoint of the updated Schedules attached hereto as Exhibit A, each in form and substance acceptable to TriplePoint.

6. Recitals. The recitals to this Agreement shall constitute a part of the agreement of the parties hereto.

7. Governing Law; Consent to Jurisdiction and Venue; Mutual Waiver of Jury Trial; Judicial Reference. This Agreement has been made, executed and delivered in the State of California and will be governed and construed for all purposes in accordance with the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CONSENT TO JURISDICTION AND VENUE, MUTUAL WAIVER OF JURY TRIAL, AND JUDICIAL REFERENCE APPLICABLE TO THE LOAN AGREEMENT.

8. Signatures. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all such counterparts together constitute one and the same instrument. This Agreement may be executed and delivered by facsimile or transmitted electronically in either Tagged Image Format Files (“TIFF”) or Portable Document Format (“PDF”) and, upon such delivery, the facsimile, TIFF or PDF signature, as applicable, will be deemed to have the same effect as if the original signature had been delivered to the other party.

9. This Agreement supersedes all other oral or written agreements or understandings between the parties hereto. ANY AMENDMENT OF THIS AGREEMENT MAY ONLY BE ACCOMPLISHED THROUGH A DOCUMENT WITH SIGNATURES FROM EACH OF THE PARTIES HERETO.

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and delivered as of the date first above written.

“Borrowers”

AGRI-ENERGY, LLC		GEVO DEVELOPMENT, LLC

By:	/s/ David Glassner	By:	/s/ Patrick R. Gruber
Name:	David Glassner	Name:	Patrick R. Gruber
Title:	President	Title:	Executive Chairman

“Lender”

TRIPLEPOINT CAPITAL LLC

By:	/s/ Sajal Srivastava
Name: Sajal Srivastava
Title: Chief Operating Officer